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                                                                     EXHIBIT 3.7

                                 [STATE EMBLEM]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

         IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                           SPRING VALLEY SCENTS, INC.
                               CHARTER #1458700-00

  ARTICLES OF INCORPORATION                                     AUGUST 29, 1997
  ARTICLES OF CORRECTION                                         MARCH 12, 1998

                                           IN TESTIMONY WHEREOF, I have hereunto
                                           signed my name officially and caused
                                           to be impressed hereon the Seal of
                                           State at my office in the City of
                                           Austin, on May 20, 1998.


                                                  /s/ ALBERTO R. GONZALES
                                           -------------------------------------
                                                  Alberto R. Gonzales    PH
[STATE SEAL]                                      Secretary of State




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                            ARTICLES OF INCORPORATION

                                       OF

                           SPRING VALLEY SCENTS, INC.



         The undersigned, being a natural person of the age of eighteen (18) years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation is Spring Valley Scents, Inc.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The street address of the initial registered office of the corporation is 4550 Spring Valley Road, Dallas, Texas 75244, and the name of the initial registered agent of the corporation at such address is Camille R. Comeau.

                                    ARTICLE V

         The corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of Common Stock, one cent ($.01) par value.

                                   ARTICLE VI

         Cumulative voting in the election of directors is expressly prohibited.

                                   ARTICLE VII

         No shareholder of the corporation will by reason of holding shares of stock of the corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, now or hereafter to be authorized.





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                                  ARTICLE VIII

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money paid, labor done or property actually received, which property actually received shall have a value of not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE IX

         The number of directors shall be fixed in the manner provided in the Bylaws of the corporation. The initial Board of Directors will consist of three directors, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

         Name                          Address
         ----                          -------
  Donald J. Carter             4550 Spring Valley Road
                               Dallas, Texas 45244

  Donald J. Carter, Jr.        4550 Spring Valley Road
                               Dallas, Texas 75244

  M. Douglas Adkins            1601 Elm Street, Suite 3000
                               Dallas, Texas 75201

                                    ARTICLE X

         To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its shareholders of a director of the corporation existing at the time of such repeal, amendment or adoption of 91 inconsistent provision.

                                   ARTICLE XI

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE XII

         The name and address of the incorporator is as follows:

                      Name                            Address
                      ----                            -------
                  M. Douglas Adkins              1601 Elm Street
                                                 Suite 3000
                                                 Dallas, Texas 75201

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of August, 1997.



                                             /s/ M. DOUGLAS ADKINS
                                             ----------------------------------
                                             M. Douglas Adkins




                                       3
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                             ARTICLES OF CORRECTION
                                       OF
                           SPRING VALLEY SCENTS, INC.

         Pursuant to the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Correction:

                                    ARTICLE I

         The name of the corporation is Spring Valley Scents, Inc. (the "Corporation").

                                   ARTICLE II

         The name of the instrument to be corrected is the Articles of Incorporation for the Corporation filed with the Texas Secretary of State on August 29, 1997.

                                   ARTICLE III

         Article IX of the Articles of Incorporation incorrectly provided that the address of Donald J. Carter was 4550 Spring Valley Road, Dallas, Texas 45244.

                                   ARTICLE IV

         The correct address for Mr. Carter is 4761-2 Frank Luke Drive, Dallas, Texas 75248.

         IN WITNESS WHEREOF, executed as of the 5th day of March, 1998.



                                      SPRING VALLEY SCENTS, INC.


                                      By: /s/ M. Douglas Adkins
                                         -----------------------------------
                                         M. Douglas Adkins, Director